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                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Amendment is to that certain Agreement and Plan of Merger (the "Agreement") dated June 6, 2000, by and among EpicEdge, Inc., a Texas corporation, with its principal place of business at 3200 Wilcrest, Suite 370, Houston, Texas 77042 ("EDG"), EDG Acquisition Corporation, a California corporation, with its principal place of business at 3200 Wilcrest, Suite 370, Houston, Texas 77042 (the "Sub"), IPS Associates, Inc., a California corporation, having its principal place of business at 1680 Bayport Avenue, San Carlos, CA 94070 (the "Company"), William Kern, Isabelle Suares, Peter Heinrich, and William Johnson (such individuals collectively referred to as "Certain Stockholders"). EDG, the Sub, the Company, and the Certain Stockholders are sometimes referred to collectively herein as the "Parties."


     WHEREAS, the parties wish to amend the Agreement as set forth below.

  NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and in the Agreement, it is hereby agreed that the Agreement be amended as follows:

1.  The effective date of the Agreement shall be June 1, 2000.

2.  Section 1.2(b) shall be amended as follows:

          (b) As used herein the term "Per Share Merger Consideration" shall mean, for each share of the Company Stock, (i) .50(subject to adjustment pursuant to Section 1.4, the "Conversion Number") shares of EDG Common Stock,
(ii) $1.028 cash (the "Merger Cash") and (iii) if applicable, the Fractional Cash (as defined in paragraph (c) below).

   3.   Section 1.3 shall be amended as follows:

     1.3  Registration of Stock.   Within thirty (30) days of the closing
hereof, EDG shall file a registration statement with the Securities and Exchange Commission registering the resale of 300,000 shares of the EDG Common Stock issued as consideration hereby, EDG shall use its best efforts to have the registration statement declared effective by the Securities and Exchange
Commission, as soon as practicable thereafter.    For the six-month period
following the effective date of the registration statement, each of the Company Stockholders will be entitled to sell their pro-rata portion of the greater of
(i) 26,110 shares of EDG Common Stock per month, or (ii) $500,000 worth of EDG Common Stock per month based upon the average of the last sales price for the five days prior to the beginning of the month. For example, if the registration statement is declared effective November 15, 2000, a Company Stockholder may sell his or her pro rata portion of the EDG Common Stock utilizing either of the above captioned formulas beginning December 1, 2000. Notwithstanding the foregoing, in no event will the aggregate number of shares able to be sold per month utilizing item (ii) above exceed 50,000 shares of EDG Common Stock.

       All other terms and conditions of the Agreement shall remain unmodified.
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               IN WITNESS WHEREOF, the Parties have duly executed this Amendment effective as of the 30th day of June, 2000.



                              EPICEDGE, INC.

                              By:______________________________________
                              Name:  Charles H. Leaver, Jr.
                              Title: Chief Executive Officer

                              SUB: EDG Acquisition Corporation

                              By:______________________________________
                              Name:  Charles H. Leaver, Jr.
                              Title: President

                              COMPANY: IPS ASSOCIATES, INC.

                              By:______________________________________
                              Name:  William Kern
                              Title: President

                              CERTAIN STOCKHOLDERS:

                              _________________________________________
                              Name:  William Kern


                              _________________________________________
                              Name:  Isabelle Suares


                              _________________________________________
                              Name:  Peter Heinrich


                              _________________________________________
                              Name:  William Johnson